                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                         SPINNAKER EXPLORATION COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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

                     [Spinnaker Exploration Company Logo]

                         SPINNAKER EXPLORATION COMPANY

                                Houston, Texas

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             Tuesday, May 8, 2001

To the Stockholders:

   The 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Spinnaker Exploration Company (the "Company") will be held on Tuesday, May 8, 2001, at 10:00 a.m., local time, at the Hyatt Regency Houston, 1200 Louisiana Street, Houston, Texas, for the following purposes:

    (1) To elect seven directors to serve until the 2002 Annual Meeting of Stockholders;

    (2) To approve the Spinnaker Exploration Company 2001 Stock Incentive
        Plan;

    (3) To ratify the selection of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 2001; and

    (4) To transact such other business as may properly come before such meeting or any adjournment(s) thereof.

   The close of business on March 16, 2001 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

   You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                          By Order of the Board of Directors

                                          /s/ Robert M. Snell
                                          Robert M. Snell
                                          Secretary

March 27, 2001

                     [Spinnaker Exploration Company Logo]

                         SPINNAKER EXPLORATION COMPANY

                         1200 Smith Street, Suite 800
                             Houston, Texas 77002
                                (713) 759-1770

                               ----------------
                                PROXY STATEMENT
                               ----------------

                   SOLICITATION AND REVOCABILITY OF PROXIES

   The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting to be held on Tuesday, May 8, 2001, at 10:00 a.m., local time, at the Hyatt Regency Houston, 1200 Louisiana Street, Houston, Texas or at any adjournment(s) thereof. The solicitation of proxies by the Board of Directors will be conducted primarily by mail. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of the Company ("Common Stock"). The costs of the solicitation will be borne by the Company. This proxy statement and the form of proxy were first mailed to stockholders of the Company on or about March 27, 2001.

   The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

   At the close of business on March 16, 2001, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were 27,055,622 outstanding shares of Common Stock. Each stockholder is entitled to one vote for each share of Common Stock. The Common Stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting. In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present or represented by proxy. Abstentions and proxies returned by brokerage firms for which no voting instructions have been received from their principals will be counted for the purpose of determining whether a quorum is present.

   The Company's annual report to stockholders for the year ended December 31, 2000, including financial statements, is being mailed with the enclosed proxy to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy soliciting material.

                             ELECTION OF DIRECTORS
                                (Proposal One)

   Seven directors are to be elected at the Annual Meeting. The nominees for election as directors are Roger L. Jarvis, Sheldon R. Erikson, Jeffrey A. Harris, Michael E. McMahon, Howard H. Newman, Michael G. Morris and Michael E. Wiley. If elected, each director will serve until the Company's 2002 Annual Meeting of Stockholders and until his successor shall have been elected and qualified. Each of the nominees for director currently serves as a director of the Company. All of the directors are required to stand for election at the Annual Meeting because directors hold annual terms. The affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to elect a director. Accordingly, abstentions and "broker non-votes" would have the same effect as a vote against a director. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors.

   Two directors designated by Petroleum Geo-Services ASA ("PGS") to serve on the Board of Directors since the formation of the Company, Bjarte Bruheim and Reidar Michaelsen, resigned effective March 8, 2001. The Board of Directors appointed Messrs. Morris and Wiley to fill the vacant positions created by their resignations that same day.

   Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES.

   The following table sets forth information as to each nominee regarding their name, age as of March 16, 2001, principal occupation, other directorships in certain companies held by them and the length of their continuous service as a director of the Company.

                                                                   Director
       Nominees         Principal Occupation and Directorships      Since   Age
       --------         --------------------------------------     -------- ---
 Roger L. Jarvis..... Chairman of the Board, President and Chief     1996    47
                      Executive Officer of the Company

 Jeffrey A. Harris... Member and Senior Managing Director, E.M.      1996    45
                      Warburg, Pincus & Co., LLC; General
                      Partner, Warburg, Pincus & Co.; Director,
                      ECsoft Group plc, Industri-Matematik
                      International Corp., Knoll, Inc. and Avaya
                      Inc.

 Howard H. Newman.... Vice Chairman, Member and Managing             1996    53
                      Director, E.M. Warburg, Pincus & Co., LLC;
                      General Partner, Warburg, Pincus & Co.;
                      Director, ADVO, Inc., Cox Insurance
                      Holdings, Plc, Dime Bancorp, Inc., Eagle
                      Family Foods Holdings, Inc., EEX
                      Corporation, Encore Acquisition Company
                      and Newfield Exploration Company

 Michael E. McMahon.. Partner, RockPort Partners LLC; Director,      1999    53
                      Triton Energy Limited

 Sheldon R. Erikson.. Chairman of the Board, President and Chief     2000    59
                      Executive Officer, Cooper Cameron
                      Corporation; Director, Triton Energy
                      Corporation, Layne Christensen Co., NCI
                      Building Systems, Inc., Petroleum
                      Equipment Suppliers Association and
                      American Petroleum Institute

 Michael G. Morris... Chairman of the Board, President and Chief     2001    54
                      Executive Officer, Northeast Utilities;
                      Director, Webster Financial Corporation

 Michael E. Wiley.... Chairman of the Board, Chief Executive         2001    50
                      Officer and President, Baker Hughes
                      Incorporated; Director, American Petroleum
                      Institute

   Each of the nominees has been engaged in the principal occupation set forth opposite his name for the past five years except as follows:

   Mr. McMahon was a Managing Director of Chase Securities, Inc., from July 1997 to June 1998. From October 1994 until July 1997, Mr. McMahon was a Managing Director of Lehman Brothers.

   Mr. Morris was President and Chief Executive Officer of Consumers Energy Company, a subsidiary of CMS Energy Corporation, from 1994 to 1997.

   Mr. Wiley was President and Chief Operating Officer of Atlantic Richfield Company (ARCO) from 1998 through May 2000. Prior to 1998, Mr. Wiley served as Chairman, President and Chief Executive Officer of Vastar Resources, Inc.

Directors' Meetings and Committees of the Board of Directors

   The Board of Directors held five meetings during 2000 and executed nine unanimous consents in lieu of meetings. During 2000, each of the directors, except Mr. Bruheim, attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that such director served as a director and (ii) the total number of meetings held by each committee of the Board of Directors on which such director served during the period that such director so served.

   The Board of Directors has the following standing committees:

   Audit Committee. The Audit Committee, which consisted of Messrs. McMahon and Erikson, met six times during 2000. Mr. McMahon serves as Chairman of the Audit Committee. Mr. Harris was also a member of the Audit Committee through July 25, 2000. In connection with the Company's listing on the New York Stock Exchange ("NYSE") on July 26, 2000, Mr. Harris resigned from the Audit Committee as required by the listing standards of the NYSE related to independence. All current members of the Audit Committee are independent as defined by the listing standards of the NYSE. The Board of Directors will appoint at least one additional independent director to the Audit Committee. The Audit Committee is responsible for:

  . overseeing the quality of quarterly and annual financial reporting;

  . selecting, evaluating and, where appropriate, replacing the independent public accountants and ensuring their independence;

  . consulting with the independent public accountants regarding the plan of audit, the report on the audit, the scope of their work and the quality of their performance;

  . reviewing significant developments in accounting rules, issues involving judgment and affecting quality, proposed changes in methods of accounting or consolidated financial statements and adequacy of internal accounting controls;

  . overseeing and improving the process through which the Company identifies and controls business and financial reporting risks;

  . reviewing internal control systems intended to ensure the reliability of financial reporting and compliance with applicable laws and regulations; and

  . reviewing the establishment and maintenance of an environment that promotes ethical behavior and compliance with policies and procedures.

   The Board of Directors adopted a written Audit Committee Charter in 2000. A copy of the Audit Committee Charter is attached hereto as Appendix A.

   Compensation Committee. The Compensation Committee, which consisted of Messrs. Harris, Bruheim, Erikson, McMahon, Michaelsen and Newman, met four times during 2000. Mr. Harris is the Chairman of the Compensation Committee. The Compensation Committee is responsible for:

  . administering and granting awards under all equity plans;

  . reviewing the compensation of the Company's Chief Executive Officer and recommendations of the Chief Executive Officer as to appropriate compensation for the other executive officers and key personnel;

  . examining periodically the Company's general compensation structure; and

  . supervising the Company's welfare and pension plans and compensation plans.

   Risk Management Committee. The Risk Management Committee, which consisted of Messrs. Jarvis and Newman, met three times during 2000. The Risk Management Committee is responsible for monitoring the hedging program and adherence to the hedging policy.

   The Board of Directors currently has no nominating committee or committee performing a similar function.

Compensation of Directors

   Prior to 2001, non-employee directors unaffiliated with Warburg, Pincus Ventures, L.P. have been granted options pursuant to the Company's equity plans to purchase 16,000 shares of Common Stock at fair market value, as defined, upon appointment to the Board of Directors, with 20 percent vesting on the date of grant and 20 percent vesting on each anniversary of the grant date. These directors have also been awarded a variable number of options to purchase Common Stock at fair market value, as defined, annually on the date of the annual meeting of stockholders, with 100 percent vesting on the date of grant. In 2000, the Compensation Committee granted options to purchase 18,100 and 2,700 shares of Common Stock to Messrs. Erikson and McMahon, respectively. The Compensation Committee is currently reviewing the Company's director compensation policy. Non-employee directors are also reimbursed for out-of-pocket expenses incurred to attend board and committee meetings.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information, unless otherwise indicated, as of March 16, 2001, regarding beneficial ownership of Common Stock by (i) each person known by the Company to own beneficially five percent or more of its outstanding Common Stock, (ii) the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers, (iii) each director and (iv) all executive officers and directors as a group. In addition, had James M. Alexander remained an executive officer through December 31, 2000, he would have been one of the four most highly compensated executive officers. Accordingly, certain information regarding Mr. Alexander's beneficial ownership of Common Stock is also presented.

                                                    Beneficial Ownership(3)
                                                    ---------------------------
             Name of Beneficial Owner                  Shares       Percent
             ------------------------               -------------- ------------
Warburg, Pincus Ventures, L.P. (1)(2)..............      6,800,585       25.1%
Roger L. Jarvis....................................        914,772        3.3
William D. Hubbard.................................        291,366        1.1
L. Scott Broussard.................................         64,337          *
Kelly M. Barnes....................................        158,336          *
Jeffrey C. Zaruba..................................         21,843          *
James M. Alexander.................................        500,257        1.8
Sheldon R. Erikson.................................          8,500          *
Jeffrey A. Harris (2)..............................      6,800,585       25.1
Michael E. McMahon.................................         23,575          *
Michael G. Morris..................................             --         --
Howard H. Newman (2)...............................      6,800,585       25.1
Michael E. Wiley...................................             --         --
Executive officers and directors as a group
 (consisting of 13 persons) (2)....................      8,388,212       29.4

--------
*  Represents beneficial ownership of less than one percent.

(1) The stockholder is Warburg, Pincus Ventures, L.P. ("Warburg"). Warburg, Pincus & Co. ("WP") is the sole general partner of Warburg. Warburg is managed by E.M. Warburg, Pincus & Co., LLC ("EMWP"). Lionel

    I. Pincus is the managing partner of WP and the managing member of EMWP and may be deemed to control both entities. The address of the Warburg Pincus entities is 466 Lexington Avenue, New York, New York 10017.

(2) Messrs. Harris and Newman, directors of the Company, are general partners of WP and managing directors and members of EMWP. All shares indicated as owned by Messrs. Harris and Newman are included because of their affiliation with the Warburg Pincus entities. Messrs. Harris and Newman disclaim beneficial ownership of all shares owned by the Warburg Pincus entities.

(3) Pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, shares are deemed to be "beneficially owned" by a person if he directly or indirectly has or shares the power to vote or dispose of such shares, whether or not he has any pecuniary interest in such shares, or if he has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right. The shares beneficially owned by Messrs. Jarvis, Hubbard, Barnes, Broussard, Zaruba, Erikson and McMahon include 816,011, 268,544, 147,957, 62,679, 21,670,
    8,500 and 9,100 shares, respectively, that may be acquired by such persons within 60 days through the exercise of stock options. The shares owned by the executive officers and directors as a group include 1,435,451 shares that may be acquired by such persons within 60 days through the exercise of stock options.

                                  MANAGEMENT

   The following table sets forth certain information with respect to the executive officers of the Company as of March 16, 2001. The Company's executive officers serve at the discretion of the Board of Directors.

                Name                Age                 Position
                ----                ---                 --------
 Roger L. Jarvis..................   47 Chairman of the Board, President and
                                        Chief Executive Officer
 Robert M. Snell..................   45 Vice President, Chief Financial Officer
                                        and Secretary
 William D. Hubbard...............   57 Vice President--Exploration
 L. Scott Broussard...............   43 Vice President--Drilling and Production
 Kelly M. Barnes..................   47 Vice President--Land
 Jimmy W. Bennett.................   54 Vice President--Systems Technology and
                                        Processing
 Jeffrey C. Zaruba................   36 Treasurer

--------
   Roger L. Jarvis has served as President, Chief Executive Officer and Director of Spinnaker since 1996 and as Chairman of the Board of Spinnaker since 1998. From 1986 to 1994, Mr. Jarvis served in various capacities with King Ranch Inc. and its subsidiary, King Ranch Oil and Gas, Inc., including Chief Executive Officer, President and Director of King Ranch Inc. and Chief Executive Officer and President of King Ranch Oil and Gas, Inc., where he expanded its activities in the Gulf of Mexico.

   Robert M. Snell has served as Vice President, Chief Financial Officer and Secretary of Spinnaker since December 26, 2000. From 1983 to 2000, Mr. Snell served in various capacities with Bank of America and its predecessors, most recently as a Managing Director of Banc of America Securities LLC, focused on the energy sector.

   William D. Hubbard has served as Vice President--Exploration of Spinnaker since 1996. From 1992 to 1996, Mr. Hubbard served as Senior Vice President-- Exploration of Global Natural Resources Corporation and its affiliated corporations, where he was responsible for both onshore and offshore exploration.

   L. Scott Broussard has served as Vice President--Drilling and Production of Spinnaker since August 1999 after joining the Company as Operations Manager in 1998. From 1994 to 1998, Mr. Broussard served as Vice President and co-owner of HTK Consultants, Inc., an engineering consulting firm.

   Kelly M. Barnes has served as Vice President--Land of Spinnaker since 1997. From 1992 to 1997, Mr. Barnes served as Vice President--Land and Assistant Corporate Secretary of Global Natural Resources Corporation and its affiliated corporations.

   Jimmy W. Bennett has served as Vice President--Systems Technology and Processing of Spinnaker since May 2000. From 1997 to 2000, Mr. Bennett served as Spinnaker's Systems Manager. From 1991 to 1997, Mr. Bennett served as Systems Manager for King Ranch Oil and Gas, Inc.

   Jeffrey C. Zaruba has served as Treasurer of Spinnaker since August 1999. From 1992 to 1999, Mr. Zaruba served as Assistant Controller and held various financial and tax reporting positions with Cliffs Drilling Company, which merged with R&B Falcon Corporation in 1998.

 Retired Executive Officer

   James M. Alexander served as Vice President, Chief Financial Officer and Secretary of Spinnaker from 1996 through December 26, 2000. From 1995 to 1996, Mr. Alexander served as President of Alexander Consulting. Mr. Alexander is a director of Dril-Quip, Inc.

Employment Agreements

   Mr. Jarvis entered into an employment agreement with Spinnaker effective December 20, 1996. The agreement provides that Mr. Jarvis will receive a minimum annual base salary equal to $250,000. Under the agreement, Mr. Jarvis also may receive bonuses, at the discretion of the Board of Directors, and will be allowed to participate in all benefit plans offered by Spinnaker to similarly situated employees. Either the Board of Directors or Mr. Jarvis can terminate the employment agreement at any time. The initial term of the employment agreement ended on December 31, 2000. Under the terms of the agreement, it automatically extended for one additional year. In addition, if any payment or distribution by Spinnaker or its affiliates to Mr. Jarvis is subject to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), Spinnaker is required to compensate him for the amount of any excise tax imposed on any payments or distributions pursuant to Section 4999 of the Code and for any taxes imposed on that additional payment. Section 4999 of the Code addresses additional taxes payable in the event of a change in control of Spinnaker.

   Mr. Alexander entered into an employment agreement with Spinnaker effective December 20, 1996. The agreement provided that he would receive a minimum annual base salary equal to $175,000. The other terms of Mr. Alexander's employment agreement were substantially similar to the terms of Mr. Jarvis' employment agreement. With his retirement, Mr. Alexander's employment agreement terminated in December 2000.

   Mr. Hubbard entered into an employment agreement with Spinnaker effective December 20, 1996. The agreement provides that he will receive a minimum annual base salary equal to $165,000. The other terms of Mr. Hubbard's employment agreement are substantially similar to the terms of the employment agreements described above. However, on December 31, 1998, Mr. Hubbard's employment agreement became a year-to-year employment agreement. As a result, if his employment is not terminated before December 15, 2001, or on each year thereafter, the term of the agreement will automatically be extended for one additional year.

   Mr. Barnes entered into an employment agreement with Spinnaker effective December 20, 1996. The agreement provides that he will receive a minimum annual base salary equal to $110,000. The other terms of Mr. Barnes' employment agreement are substantially similar to the terms of Mr. Hubbard's employment agreement.

                            EXECUTIVE COMPENSATION

   The following table sets forth certain information with respect to the compensation of the Chief Executive Officer of the Company and each of its four other most highly compensated executive officers (collectively, the "named executive officers") for the years ended December 31, 2000, 1999 and 1998. All information presented in this section is restated to reflect the two-for-one split of the Common Stock effected in September 1999.

   In addition, had Mr. Alexander remained an executive officer through December 31, 2000, he would have been one of the four other most highly compensated executive officers. Accordingly, certain information with respect to the compensation of Mr. Alexander is also presented.

                          Summary Compensation Table

                                                   Long-Term
                                                  Compensation
                                                     Awards
                                     Annual       ------------
                                  Compensation     Securities
Name and Principal              -----------------  Underlying     All Other
Position                   Year  Salary  Bonus(1)   Options    Compensation(2)
------------------         ---- -------- -------- ------------ ---------------
Roger L. Jarvis........... 2000 $285,833 $345,100    73,500        $11,250
 Chairman of the Board,    1999  265,000  134,000   236,529            750
  President and            1998  265,000   91,498        --            750
  Chief Executive Officer

William D. Hubbard........ 2000 $182,292 $134,138    25,000        $11,250
 Vice President--          1999  175,000   60,000    59,960            750
  Exploration              1998  175,000   56,042        --            750


L. Scott Broussard........ 2000 $155,250 $110,228    25,000        $10,065
 Vice President--Drilling  1999  137,700   62,100    23,798            750
  and Production           1998  112,500   43,233    52,800            625


Kelly M. Barnes........... 2000 $125,375 $ 90,064    25,000        $ 8,273
 Vice President--Land      1999  118,000   41,300    63,593            750
                           1998  118,000   37,789        --            750

Jeffrey C. Zaruba......... 2000 $103,125 $ 41,500    10,000        $ 5,419
 Treasurer                 1999   39,253   20,000    37,000            125
                           1998       --       --        --             --

James M. Alexander........ 2000 $191,667 $172,000    33,000        $ 6,457
 Vice President, Chief     1999  184,000   65,000    95,898            750
  Financial Officer and    1998  184,000   67,342        --            750
  Secretary (through
   December 26, 2000)

--------
(1) Represents annual bonus earned for the fiscal year noted, even if such bonus was paid in the following year.
(2) The All Other Compensation column includes amounts contributed or accrued by the Company under the Spinnaker Exploration Company 401(k) Retirement Savings Plan ("401(k) Plan") and the dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executive officer.

Stock Options Granted in 2000

   The following table contains information concerning stock option grants in 2000.




                                     Individual Grants               Potential Realizable
                         -----------------------------------------     Value at Assumed
                         Number of  % of Total                       Annual Rates of Stock
                         Securities  Options   Exercise             Price Appreciation for
                         Underlying Granted to  Price                   Option Terms(3)
                          Options   Employees    Per    Expiration  -----------------------
          Name           Granted(1) In 2000(2)  Share      Date        5%         10%
          ----           ---------- ---------- -------- ---------- ---------- ------------
Roger L. Jarvis.........   73,500      9.2%     $16.13   02/28/10  $  745,358 $  1,888,884
William D. Hubbard......   25,000      3.1%      16.13   02/28/10     253,523      642,477
L. Scott Broussard......   25,000      3.1%      16.13   02/28/10     253,523      642,477
Kelly M. Barnes.........   25,000      3.1%      16.13   02/28/10     253,523      642,477
Jeffrey C. Zaruba.......   10,000      1.2%      16.13   02/28/10     101,409      256,991
James M. Alexander......   33,000      4.1%      16.13   02/28/10     334,651      848,070

--------
(1) The options expire ten years from the date of grant and vest 20 percent on the grant date and 20 percent on each anniversary of the grant date.
(2) The Company granted options to purchase 802,470 shares of Common Stock in 2000.
(3) Calculated based upon the indicated rates of appreciation, compounded annually, from the date of grant to the end of each option term. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved. The calculation does not take into account the effects, if any, of provisions of the Company's option plans governing termination of options upon employment termination, transferability or vesting.

Stock Option Exercises and Fiscal Year-End Values

   The following table contains certain information concerning stock options exercised during 2000 and the value of unexercised options at December 31, 2000.

                                                   Number of Securities
                                                  Underlying Unexercised     Value of Unexercised
                                                        Options at          In-the-Money Options at
                           Shares                    December 31, 2000       December 31, 2000(2)
                          Acquired      Value    ------------------------- -------------------------
          Name           On Exercise Realized(1) Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- ----------- ----------- ------------- ----------- -------------
Roger L. Jarvis.........        --   $       --   1,101,311     200,718    $36,156,821  $5,524,554
William D. Hubbard......    20,000      380,000     256,984      55,976      8,333,427   1,534,828
L. Scott Broussard......     5,000      105,250      41,199      55,399      1,279,057   1,637,537
Kelly M. Barnes.........    10,000      190,000     132,037      58,156      4,181,611   1,575,618
Jeffrey C. Zaruba.......        --           --      16,800      30,200        450,500     807,625
James M. Alexander......   194,560    4,815,360     247,199      83,939      7,200,127   2,307,392

--------
(1) The value realized upon exercise of a stock option is equal to the difference between the price of the Common Stock as reported by the New York Stock Exchange on the date of exercise and the exercise price of the stock option multiplied by the number of shares acquired.
(2) The value of each unexercised in-the-money stock option is equal to the difference between the closing price of the Common Stock as reported by the New York Stock Exchange on December 29, 2000 of $42.50 per share and the exercise price of the stock option.

Transactions with Management and Others

   Mr. Wiley is Chairman of the Board, Chief Executive Officer and President of Baker Hughes Incorporated. The Company purchases oilfield goods, equipment and services from Baker Hughes Incorporated in the ordinary course of business. The Company believes that the charges and fees that it pays for such goods, equipment and services are competitive with the charges and fees of other companies providing oilfield goods, equipment and services to the oil and gas exploration and production industry. The Company paid approximately $3.4 million to Baker Hughes Incorporated for oilfield goods, equipment and services in 2000.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Board of Directors in 2000 consisted of Messrs. Harris, Bruheim, Erikson, McMahon, Michaelsen and Newman. None of the members of the Compensation Committee served as an officer or employee of the Company, and none were formerly an officer of the Company or any of its subsidiaries. None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Board of Directors or Compensation Committee.

   Mr. Michaelsen serves as Chairman of the Board and Chief Executive Officer of PGS, and Mr. Bruheim previously served as President and Chief Operating Officer of PGS. On December 20, 1996, the Company entered into a seismic data agreement with PGS. The Company agreed to purchase $2.0 million of seismic-related services from PGS prior to December 31, 2002. The Company's purchases of seismic-related services from PGS were approximately $449,000 in 2000. The Company believes the terms of the seismic data agreement are at least as fair to the Company as it could have obtained from an unaffiliated third party.

   Mr. Erikson is Chairman of the Board, President and Chief Executive Officer of Cooper Cameron Corporation. The Company purchases oilfield goods, equipment and services from Cooper Cameron Corporation in the ordinary course of business. The Company believes that the charges and fees that it pays for such goods, equipment and services are competitive with the charges and fees of other companies providing oilfield goods, equipment and services to the oil and gas exploration and production industry. The Company paid approximately $0.5 million to Cooper Cameron Corporation for oilfield goods, equipment and services in 2000.

Compensation Committee Report on Executive Compensation

   The Compensation Committee oversees the administration of compensation programs applicable to all employees of the Company, including its executive officers. Executive compensation is reviewed and approved annually by the Compensation Committee.

   The Compensation Committee seeks to encourage growth in the Company's oil and gas reserves and cash flow and to enhance stockholder value through the creation and maintenance of compensation opportunities that attract and retain committed, highly qualified personnel. To achieve those goals, the Compensation Committee believes that the compensation of all employees, including executive officers, should include the following components:

  . A base salary that is competitive with compensation offered by other oil and gas exploration and production enterprises similar to the Company.

  . Annual incentive compensation, based on Company performance and profitability, to reward achievement of Company objectives, individual responsibility and productivity, high quality work and impact on Company results.

  . Case-specific compensation plans to accommodate individual circumstances or non-recurring situations as required.

   Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation paid to its chief executive officer or four other most highly compensated executive officers if the compensation of any such officers exceeds $1.0 million in a particular year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. A portion of the Company's compensation is performance-based. The Company has structured portions of its performance-based compensation, including certain stock option grants, in a manner that excludes such compensation from the deduction limit.

   The Compensation Committee has not intended and does not currently intend to award compensation to any executive officer that would exceed the deduction limit of Section 162(m), but no assurance can be given that such limit will not be exceeded. In connection with its policies relating to executive compensation, the Compensation Committee considered the implications of
Section 162(m) along with the various other factors described elsewhere in this report in making its executive compensation determinations in 2000.

   Company Performance. The following summarizes the Company's operational and financial highlights for the year ended December 31, 2000:

  . Production of 30.2 billion cubic feet of gas equivalent ("Bcfe"), up 131 percent

  . Proved reserves of 182.7 Bcfe, up 75 percent, with reserve and production replacements of 104 percent and 359 percent, respectively

  . Income from operations of $57.3 million, up from $1.3 million in 1999

  . Net income of $38.6 million, or $1.61 per diluted share in 2000 compared to a net loss in 1999

  . Cash flow from operating activities, before working capital changes, of $107.5 million, up 395 percent

  . Per unit lease operating expenses of $0.30, down 28 percent

  . Per unit depreciation, depletion and amortization of $1.57, down one percent

   Executive Compensation. Before taking the actions described in this report, the Compensation Committee thoroughly reviewed and discussed the Company's financial and operating results. A summary of the indicators deemed particularly relevant by the Compensation Committee are presented above. Specific actions taken by the Compensation Committee regarding executive compensation are summarized below.

   Base salary. The Compensation Committee evaluated peer group information in setting base salary levels. Annual salary adjustments for the Company's executive group are based on general levels of market salary increases, individual performance and the Company's overall financial and operating results, without any specific relative weight assigned to any of these factors.

   Incentive Bonus. Awards granted to the named executive officers in February 2001 for the 2000 performance period are presented under "Bonus" in the Summary Compensation Table. Such awards were based on level of responsibility, the Company's performance and on individual productivity, quality of work and impact on the Company's results. The Compensation Committee established awards for each executive after reviewing the recommendations of the Chief Executive Officer.

   Stock Option Awards. In February 2000, the Compensation Committee granted options to purchase 25,000, 25,000, 25,000, 10,000 and 33,000 shares of Common Stock to Messrs. Hubbard, Barnes, Broussard, Zaruba and Alexander, respectively, to provide incentive with respect to the Company's future performance. Additionally, these awards have a meaningful retention component since 20 percent vest on the grant date and on each succeeding anniversary of the grant date.

   401(k) Plan. Under the 401(k) Plan, eligible employees may defer the maximum income allowed under current tax law. Salary deferrals are 100 percent vested. Effective January 1, 2000, the Company began matching employee contributions to the 401(k) Plan. The Company matches 100 percent of each participant's contributions, up to six percent of the participant's annual base salary, with Common Stock.

   Chief Executive Officer Compensation. As described above, the Company's executive compensation philosophy, including compensation of the Chief Executive Officer, is a competitive base salary and incentive compensation based upon the Company's performance. Specific actions taken by the Compensation Committee regarding Mr. Jarvis' compensation are summarized below.

   Base Salary. The Compensation Committee increased Mr. Jarvis salary from $265,000 in 1999 to $290,000 effective March 1, 2000. The Compensation Committee considered operating and financial results for 1999 and the compensation received by chief executive officers of comparable companies in the oil and gas exploration and production industry.

   Incentive Bonus. The Compensation Committee approved a bonus of $345,100 to Mr. Jarvis for 2000, which was paid in February 2001. This award was based upon the Company's performance and his impact on the Company's results in 2000.

   Stock Option Awards. In February 2000, the Compensation Committee granted options to purchase 73,500 shares of Common Stock to Mr. Jarvis to provide incentive with respect to the Company's future performance. This award vests 20 percent on the grant date and on each succeeding anniversary of the grant date.

                                          Compensation Committee

                                          Jeffrey A. Harris
                                          Bjarte Bruheim
                                          Sheldon R. Erikson
                                          Michael E. McMahon
                                          Reidar Michaelsen
                                          Howard H. Newman

Report of the Audit Committee

March 1, 2001

To the Board of Directors:

   We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

   We have discussed with the independent public accountants the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

   We have received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and have discussed with the independent public accountants their independence.

   Based on the review and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          Audit Committee

                                          Michael E. McMahon
                                          Sheldon R. Erikson

Fiscal 2000 Audit Fee Summary

   During fiscal year 2000, the Company retained its independent public accountants, Arthur Andersen LLP, to provide services in the following categories and amounts:

  Audit Fees.......................................................... $125,000
  Financial Information Systems Design and Implementation Fees........ $     --
  All Other Fees...................................................... $150,000

   Other fees include costs primarily related to federal and state income tax filings and registration statements. The Audit Committee has considered whether the provision of non-audit services by the Company's independent public accountants is compatible with maintaining auditor independence.

Stockholder Return Performance Presentation

   As required by applicable rules of the Securities and Exchange Commission, the performance graph shown below was prepared based upon the following assumptions:

  1. $100 was invested in Common Stock on September 29, 1999, and $100 was invested in each of the S&P 500 Index, the S&P 400 Oil/Gas--
     Exploration/Production Index and the Peer Group (as defined below) on September 29, 1999 at the closing price on such date.

  2. The Peer Group investment is weighted based on the stock market capitalization of each individual company within the Peer Group at the beginning of the period.

  3. Dividends are reinvested on the ex-dividend dates.

   Considering the Company's significant growth from 1999 to 2000, the Company has added the S&P 500 Index for comparison purposes. The companies that comprise the Peer Group are as follows: Basin Exploration, Inc., Chieftain International, Inc., The Houston Exploration Company, Newfield Exploration Company and Stone Energy Corporation.


                              [Graph Appears Here]

                                                      09/29/99 12/31/99 12/31/00
                                                      -------- -------- --------
   Spinnaker Exploration Company.....................   $100   $ 97.41  $293.09
   S&P 500...........................................   $100   $111.73  $101.56
   S&P 400 Oil/Gas-Exp/Prod..........................   $100   $ 85.81  $156.64
   Peer Group........................................   $100   $ 81.71  $143.25

   The foregoing stock price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Definitive Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.

   There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

              APPROVAL OF THE SPINNAKER 2001 STOCK INCENTIVE PLAN
                                (Proposal Two)

General

   At the Annual Meeting, the stockholders will be asked to approve the adoption of the Spinnaker Exploration Company 2001 Stock Incentive Plan (the "2001 Plan"). A copy of the 2001 Plan is attached hereto as Appendix B. As of March 16, 2001, an aggregate of 79,884 shares of Common Stock were available for grant pursuant to all of the Company's employee stock plans. The primary differences between the 2001 Plan and prior plans are the number of shares of Common Stock subject to the 2001 Plan will be 1,500,000 and a limit of 300,000 shares will be imposed on the number of shares of Common Stock that may be subject to options granted under the 2001 Plan to any one individual during a calendar year. The Board of Directors unanimously adopted the 2001 Plan on February 16, 2001, subject to stockholder approval at the Annual Meeting. If the stockholders do not approve the 2001 Plan at the Annual Meeting, then no awards will be granted under the 2001 Plan. The following description of certain features of the 2001 Plan is qualified in its entirety by reference to the 2001 Plan. Approval of the 2001 Plan requires the affirmative vote of the holders of a majority of the Common Stock present, or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, an abstention or a broker non-vote would have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE SPINNAKER 2001 STOCK INCENTIVE PLAN.

Purpose

   The 2001 Plan is designed to provide a means through which the Company may attract able persons to serve as directors, consultants or advisors or to enter the employ of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. A further purpose of the 2001 Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the 2001 Plan provides for granting incentive stock options, options that do not constitute incentive stock options, restricted stock awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, consultant, advisor or director.

Effective Date and Duration

   The 2001 Plan shall become effective upon the date of its adoption by the Board of Directors, provided the 2001 Plan is approved by stockholders within twelve months thereafter. Notwithstanding any provision in the 2001 Plan, in any option agreement or in any restricted stock agreement, no option shall be exercisable and no restricted stock award shall vest prior to such stockholder approval. No further awards may be granted under the 2001 Plan after February 16, 2011. The 2001 Plan shall remain in effect until all options granted under the 2001 Plan have been exercised or expired, and all restricted stock awards granted under the 2001 Plan have vested or been forfeited.

Administration

   The 2001 Plan shall be administered by a committee, appointed by the Board of Directors, comprised solely of two or more outside directors of the Company ("Compensation Committee"). Subject to the express provisions of the 2001 Plan, the Compensation Committee shall have authority, in its discretion, to determine which employees, consultants or directors shall receive an award, the time or times when such award shall be made, whether an incentive stock option or nonqualified option shall be granted, and the number of shares to be subject to each option or restricted stock award.

Shares Subject to the 2001 Plan and Award Limits

   Subject to adjustment in the event of the recapitalization or reorganization or other change in the Company's capital structure, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 1,500,000 shares. To the extent that an award lapses or the rights of its holder terminate, any shares of Common Stock subject to such award shall again be available for granting by the Compensation Committee under the 2001 Plan. Notwithstanding any provision in the 2001 Plan to the contrary, the maximum number of shares of Common Stock that may be subject to awards granted to any one individual during any calendar year may not exceed 300,000 shares of Common Stock, subject to adjustment in the event of the recapitalization or reorganization or other change in the Company's capital structure. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to options that are canceled or repriced.

Grant of Options

   The Compensation Committee may from time to time grant options and restricted stock awards to one or more employees, consultants or directors determined by it to be eligible for participation in the 2001 Plan in accordance with the terms of the 2001 Plan. Currently there are 46 employees, five consultants and seven directors to whom the Compensation Committee may grant awards under the 2001 Plan.

Eligibility

   Awards may be granted only to persons who, at the time of grant, are employees, consultants or directors. An award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the 2001 Plan, such award may include an incentive stock option, an option that is not an incentive stock option, a restricted stock award, or any combination thereof.

Stock Options

   The term of each option shall be as specified by the Compensation Committee at the date of grant. An option shall be exercisable in whole or in such installments and at such times as determined by the Compensation Committee. An incentive stock option may be granted only to an individual who is an employee of the Company or any parent or subsidiary corporation of the Company at the time the option is granted. Each option shall be evidenced by an option agreement in such form and containing such provisions not inconsistent with the provisions of the 2001 Plan as the Compensation Committee from time to time shall approve, including, without limitation, provisions to qualify an incentive stock option. Each option agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship or
(iii) membership on the Board of Directors, as applicable, on the exercisability of the option. An option agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a fair market value equal to such option price. Moreover, an option agreement may provide for a "cashless exercise" of the option by establishing procedures satisfactory to the Compensation Committee with respect thereto. Further, an option agreement may provide for the surrender of the right to purchase shares under the option in return for a payment in cash or shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Compensation Committee in its sole discretion may prescribe. In the case of any such Stock Appreciation Right that is granted in connection with an incentive stock option, such right shall be exercisable only when the fair market value of the Common Stock exceeds the price specified therefor in the option or the portion thereof to be surrendered. The terms and conditions of the respective option agreements need not be identical. Subject to the consent of the holder, the Compensation Committee may, in its sole discretion, amend an outstanding option agreement from time to time in any manner that is not inconsistent with the provisions of the 2001 Plan; provided, however, that the Compensation Committee may not, without approval of the stockholders of the Company, amend any outstanding option agreement to lower the option price or cancel and replace any outstanding option agreements with option agreements having a lower option price.

   The price at which a share of Common Stock may be purchased upon exercise of an option shall be determined by the Compensation Committee but, subject to adjustment as provided in the 2001 Plan, such purchase price shall not be less than the fair market value of a share of Common Stock on the date such option is granted. As of March 23, 2001, the last reported sales price of the Common Stock was $41.00. The option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Compensation Committee. The purchase price of the option or portion thereof shall be paid in full in the manner prescribed by the Compensation Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an incentive stock option and for those shares acquired pursuant to the exercise of any option that does not constitute an incentive stock option.

   The holder of an option shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the option and for which certificates of stock have been registered in the holder's name.

   Options and Stock Appreciation Rights may be granted under the 2001 Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees of the Company as a result of a merger or consolidation or other business combination of a corporation with the Company or any subsidiary. Options and Stock Appreciation Rights granted as a result of the events described in the preceding sentence may be granted with an exercise price less than the fair market value of a share of Common Stock on the date such option is granted.

Restricted Stock Awards

   Shares of Common Stock that are the subject of a restricted stock award are subject to restrictions on disposition by the holder and an obligation of the holder to forfeit and surrender the shares to the Company under certain circumstances. Common Stock awarded pursuant to a restricted stock award shall be represented by a stock certificate registered in the name of the holder of such restricted stock award. The holder shall have the right to receive declared dividends with respect to Common Stock subject to a restricted stock award, to vote Common Stock subject thereto and to enjoy all other stockholder rights, with certain exceptions. The Compensation Committee shall determine the amount and form of any payment for Common Stock received pursuant to a restricted stock award, provided that in the absence of such a determination, a holder shall not be required to make any payment for Common Stock received pursuant to a restricted stock award, except to the extent otherwise required by law. The Compensation Committee may, in its discretion and as of a date determined by the Compensation Committee, fully vest any or all Common Stock awarded to a holder pursuant to a restricted stock award and, upon such vesting, all restrictions applicable to such restricted stock award shall terminate as of such date. At the time any award is made under the 2001 Plan, the Company and the holder shall enter into a restricted stock agreement setting forth each of the matters contemplated hereby and such other matters as the Compensation Committee may determine to be appropriate. The terms and provisions of the respective restricted stock agreements need not be identical.

Recapitalization or Reorganization

   The existence of the 2001 Plan and the awards granted thereunder shall not affect in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of the Company's assets or business or any other corporate act or proceeding. The shares with respect to which options may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

   If the Company recapitalizes, reclassifies its capital stock or otherwise changes its capital structure (a "Recapitalization"), the number and class of shares of Common Stock covered by an option theretofore granted shall be adjusted so that such option shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the Recapitalization if, immediately prior to the Recapitalization, the holder had been the holder of record of the number of shares of Common Stock then covered by such option.

   In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any award and not otherwise provided for by the 2001 Plan, such award and any agreement evidencing such award shall be subject to adjustment by the Compensation Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, the aggregate number of shares available under the 2001 Plan and the maximum number of shares that may be subject to awards granted to any one individual shall be appropriately adjusted by the Compensation Committee, whose determination shall be conclusive. In connection with certain mergers and other events, the 2001 Plan provides for automatic vesting of options and the lapse of restrictions on restricted shares.

Amendment and Termination of the 2001 Plan

   The Board of Directors in its discretion may terminate the 2001 Plan at any time with respect to any shares of Common Stock for which awards have not theretofore been granted. The Board of Directors shall have the right to alter or amend the 2001 Plan or any part thereof from time to time; provided that no change in the 2001 Plan may be made which would impair the rights of the holder of an award theretofore granted without the consent of the holder, and provided, further, that the Board of Directors may not, without approval of the stockholders of the Company, (a) amend the 2001 Plan to increase the maximum aggregate number of shares that may be issued under the 2001 Plan or change the class of individuals eligible to receive awards under the 2001 Plan or (b) amend any outstanding option agreement in any way that would have the effect of lowering the exercise price.

New Plan Benefits

   The Compensation Committee has determined targeted stock option grants in 2001 for officers and employees. The Compensation Committee authorized for issuance certain options that will be granted on the date of the Annual Meeting, assuming the stockholders of the Company approve the 2001 Plan. The exercise price of those options will be the average of the high and low sales price of the Common Stock on the date of the Annual Meeting.

   The following table sets forth the number of options that have been authorized to be granted under the 2001 Plan by the Compensation Committee, the number of options granted by the Compensation Committee on January 11, 2001 under the Company's other stock plans and the total targeted 2001 option grants to the following persons or groups of persons:

                                        Number of     Number of
                                      Stock Options Stock Options     Total
                                      Authorized in  Granted in     Targeted
                                       2001 Under    2001 Under    2001 Stock
Name and Position                     the 2001 Plan  Other Plans  Option Grants
-----------------                     ------------- ------------- -------------
Roger L. Jarvis......................    200,000            --       200,000
 Chairman of the Board, President and
  Chief Executive Officer
William D. Hubbard...................     47,200        32,800        80,000
 Vice President--Exploration
L. Scott Broussard...................     35,400        24,600        60,000
 Vice President--Drilling and
  Production
Kelly M. Barnes......................     35,400        24,600        60,000
 Vice President--Land
Jeffrey C. Zaruba....................     20,650        14,350        35,000
 Treasurer
James M. Alexander...................         --            --            --
Executive Group......................    368,150       116,850       485,000
Non-Executive Director Group.........         --            --            --
Non-Executive Officer Employee
 Group...............................    263,789       183,311       447,100
Total................................    631,939       300,161       932,100

Federal Income Tax Consequences

   "Nonqualified" stock options granted under the 2001 Plan are not intended to, and do not qualify for, the favorable tax treatment available to "incentive" stock options under Section 422 of the Code. Generally, no income is taxable to the holder of an option upon the grant of a nonqualified stock option, and the Company is not entitled to any deduction. When a nonqualified stock option is exercised, the holder of an option generally must recognize compensation taxable as ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. Subject to certain limitations on compensation in excess of $1 million set forth in Section 162(m) of the Code, the Company will receive a deduction equal to the amount of compensation the holder of an option is required to recognize as ordinary income if the Company complies with applicable federal withholding requirements.

   "Incentive" stock options granted under the 2001 Plan are intended to qualify for favorable tax treatment under Section 422 of the Code. Under
Section 422, a holder of an option realizes no taxable income when an incentive stock option is granted. Further, the holder of an option generally will not realize any taxable income when the incentive stock option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the holder of an option if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

   A participant who receives a restricted stock award and who does not elect to be taxed at the time of grant will not recognize taxable income upon such grant and the Company will not be entitled to a deduction until the termination of restrictions with respect to such shares. Upon such termination, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the Common Stock at that time, and subject to certain limitations on compensation in excess of $1 million set forth in Section 162(m) of the Code, the Company will be entitled to a deduction in the same amount. A participant may, however, elect to recognize taxable ordinary income in the year the shares are granted in an amount equal to their fair market value at that time, determined without regard to the restrictions. In that event, the Company will be entitled to a deduction in such year in the same amount, and any gain or loss recognized by the participant upon subsequent disposition of the Common Stock will be capital gain or loss. Any dividends with respect to shares that are paid or made available to a participant who has not elected to be taxed on the date of grant while such shares remain forfeitable are treated as additional compensation taxable as ordinary income to the participant and deductible by the Company. If such election has been made with respect to the shares, dividends represent ordinary dividend income to the participant and are not deductible by the Company. If the participant elects to be taxed on the restricted shares on the date of grant and the participant subsequently forfeits such shares, the participant is not entitled to a deduction as a consequence of such forfeiture and the Company must include as ordinary income the amount it previously deducted in the year of grant with respect to such shares.

   Certain provisions in the 2001 Plan provide for the acceleration of the time at which options then outstanding may be exercised and the lapse of restrictions on restricted shares. Such acceleration or lapse may constitute "parachute payments" which, when aggregated with certain other payments received by an individual, could result in the individual receiving "excess parachute payments," a portion of which would be allocated to those payments derived from an award of stock. The Company would not be allowed a deduction for any excess parachute payments and the recipient of the payments would be subject to a nondeductible 20 percent excise tax on such payments in addition to income tax otherwise owed with respect to such payment.

Miscellaneous

   Neither the adoption of the 2001 Plan nor any action of the Board of Directors or of the Compensation Committee shall be deemed to give an employee, consultant or director any right to be granted an option, a right to a restricted stock award or any other rights hereunder except as may be evidenced by an option agreement or a restricted stock agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The 2001 Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any award.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                               (Proposal Three)

   Pursuant to the recommendation of the Audit Committee, the Board of Directors appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2001.

   Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, an abstention or a broker non-vote would have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THIS APPOINTMENT.

   In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent public accountants. The Board of Directors may terminate the appointment of Arthur Andersen LLP as the Company's independent public accountants without the approval of the stockholders of the Company whenever the Board of Directors deems such termination necessary or appropriate. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

   The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournments(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

   Any stockholder who wishes to submit a proposal for inclusion in the proxy material for the Company's 2002 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company at the address indicated on the cover page of this proxy statement, so that the Secretary receives it no later than November 27, 2001.

   In addition, the Company's Bylaws provide that only such business as is properly brought before the Annual Meeting will be conducted. For business to be properly brought before the meeting or for nominations of persons for election to the Board of Directors to be properly made at the Annual Meeting by a stockholder, notice must be received by the Secretary of the Company at the address indicated on the cover page not earlier than January 8, 2002 and not later than February 7, 2002.

   On request, the Secretary of the Company will provide detailed instructions for submitting proposals or nominations.

                                          By Order of the Board of Directors

                                          /s/ Robert M. Snell
                                          Robert M. Snell
                                          Secretary

March 27, 2001

                                                                     Appendix A

                         SPINNAKER EXPLORATION COMPANY
                            AUDIT COMMITTEE CHARTER
                           OF THE BOARD OF DIRECTORS

Purpose

   The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Spinnaker Exploration Company ("Spinnaker") is responsible for providing independent and objective oversight of the accounting functions and internal controls of Spinnaker in order to enhance the quality of financial reporting. The primary purpose of the Audit Committee Charter ("Charter") is to document the scope of the Committee's responsibilities and how it carries out those responsibilities, including the structure, processes and membership requirements.

Scope of Responsibilities

 Oversight of Quarterly and Annual Financial Reporting

   The Committee shall consider relevance, reliability, comparability and clarity in its oversight of the quality of quarterly and annual financial reporting. The Committee shall engage in meaningful discussions with management and the independent public accountants about the quality, not just the acceptability, of financial reporting decisions and judgments.

   The Committee shall review with management and the independent public accountants annual consolidated financial statements and such other consolidated financial statements and information as the Committee so determines. Following the satisfactory completion of each year-end review, the Committee shall recommend to the Board the inclusion of the audited consolidated financial statements in the Annual Report on Form 10-K.

 Independent Public Accountants

   The Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent public accountants. The Committee shall recommend to the Board the firm to be employed by Spinnaker as its independent public accountants, which firm shall be ultimately accountable to the Board and the Committee as representatives of stockholders. The Committee shall evaluate the independent public accountants on an annual basis.

   The Committee is responsible for ensuring the independent public accountants periodically submit to the Committee a formal written statement regarding relationships and services which may affect objectivity and independence, for discussing any matters relating to the independent public accountants' independence and for recommending that the full Board take appropriate action to address the independent public accountants' independence.

 Audits

   The Committee's function is one of oversight and review, and it is not expected to audit Spinnaker, to define the scope of the audit, to control Spinnaker's accounting practices or to define the standards to be used in preparation of the consolidated financial statements. The Committee shall consult with the independent public accountants regarding the plan of audit. The Committee shall also review with the independent public accountants their report on the audit. The Committee shall maintain independent communication and information flow with the independent public accountants and actively review and assess the scope of their work and the quality of their performance.

 Accounting Principles

   The Committee shall review significant developments in accounting rules. The Committee shall also review with management and the independent public accountants issues involving judgment and affecting quality and significant proposed changes in Spinnaker's methods of accounting or consolidated financial statements.

 Internal Accounting Controls

   The Committee shall consult with management and the independent public accountants regarding the adequacy of internal accounting controls. This consultation should be conducted out of management's presence, where appropriate.

 Business Risk Management

   The Committee shall oversee and improve the business risk management process, which is the process through which Spinnaker identifies and controls business and financial reporting risks.

 Compliance with Laws and Regulations

   The Committee shall review with management Spinnaker's internal control systems intended to ensure the reliability of financial reporting and compliance with applicable laws and regulations. The review shall include any significant problems and regulatory concerns.

 Ethical Environment

   The Committee shall review with management the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication and enforcement of codes of conduct to guard against dishonest, unethical or illegal activities.

 Oversight of Directors and Executive Officers and Conflicts of Interest

   The Committee shall review significant conflicts of interest involving directors and executive officers. The Committee shall review compliance with Spinnaker's policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets. The Committee also shall review any questionable or illegal payments.

   In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee Chairman, and in the case where the Committee Chairman faces a potential or actual conflict of interest, the Committee Chairman shall advise the Chairman of the Board. In the event that the Committee Chairman or the Chairman of the Board concurs that a potential or actual conflict of interest exists, an independent substitute director shall be appointed as a Committee member until the matter posing the potential or actual conflict of interest is resolved.

 Charter Amendments

   The Committee shall review this Charter annually, assess its adequacy and propose appropriate amendments to the Board.

 Communications to the Board

   The Committee shall report to the Board from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee shall provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee shall keep minutes of its meetings and make such minutes available to the full Board for its review.

 Communications to Stockholders

   The Committee shall report to stockholders in Spinnaker's proxy statement for its annual meeting the information required by law.

 Other Authority

   The Committee is authorized to confer with Spinnaker management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice. The Committee will perform such other functions as are authorized for this Committee by the Board.

Composition and Membership Requirements

   The Board shall appoint not less than three independent directors to the Committee. "Independent director" means a person other than an officer or employee of Spinnaker or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee and at least one member of the Committee shall have accounting, related financial management expertise or any other comparable experience or background that results in the individual's financial sophistication. The Committee will self-assess the financial literacy and other skills of Committee members against those skills that are needed to fulfill the Committee's roles and responsibilities on an annual basis. The Committee will solicit feedback on the skill requirements and skill gaps of the Committee and assess the contribution and performance of individual Committee members from the Board, management and independent public accountants. The Committee shall continually monitor membership requirements.

Quorum and Committee Meetings

   A quorum of the Committee shall be declared when a majority of the appointed members of the Committee are in attendance. The Committee shall, at a minimum, meet quarterly. Additional meetings shall be scheduled at the discretion of the Chairman. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

                                                                     Appendix B

                         SPINNAKER EXPLORATION COMPANY

                           2001 STOCK INCENTIVE PLAN

                                  I. PURPOSE

   The purpose of the SPINNAKER EXPLORATION COMPANY 2001 STOCK INCENTIVE PLAN is to provide a means through which SPINNAKER EXPLORATION COMPANY, a Delaware corporation, and its affiliates may attract able persons to serve as directors, consultants, or advisors or to enter the employ of the Company and its affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its affiliates rest, and whose present and potential contributions to the welfare of the Company and its affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, consultant, advisor, or director as provided herein.

                                II. DEFINITIONS

   The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

   (a) "Affiliate" means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

   (b) "Award" means, individually or collectively, any Option or Restricted Stock Award.

   (c) "Board" means the Board of Directors of the Company.

   (d) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

   (e) "Committee" means the Board or a committee of the Board that is selected by the Board as provided in Paragraph IV(a).

   (f) "Common Stock" means the common stock, par value $.01 per share, of the Company, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph IX.

   (g) "Company" means Spinnaker Exploration Company, a Delaware corporation.

   (h) "Consultant" means any person who is not an employee and who is providing advisory or consulting services to the Company or any Affiliate.

   (i) "Director" means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

   (j) An "employee" means any person (including a Director) in an employment relationship with the Company or any Affiliate.

   (k) "Fair Market Value" means, as of any specified date, the mean of the high and low sales prices of the Common Stock reported by (i) the New York Stock Exchange on that date or (ii) the National Market System of NASDAQ on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

   (l) "Holder" means an employee, Consultant, or Director who has been granted an Award.

   (m) "Incentive Stock Option" means an incentive stock option within the meaning of section 422 of the Code.

   (n) "1934 Act" means the Securities Exchange Act of 1934, as amended.

   (o) "Option" means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

   (p) "Option Agreement" means a written agreement between the Company and a Holder with respect to an Option.

   (q) "Plan" means the Spinnaker Exploration Company 2001 Stock Incentive Plan, as amended from time to time.

   (r) "Restricted Stock Agreement" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

   (s) "Restricted Stock Award" means an Award granted under Paragraph VIII of the Plan.

   (t) "Rule 16b-3" means Securities and Exchange Commission Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

   (u) "Stock Appreciation Right" shall have the meaning assigned to such term in Paragraph VII(d) of the Plan.

                 III. EFFECTIVE DATE AND DURATION OF THE PLAN

   The Plan shall become effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within twelve months thereafter. Notwithstanding any provision in the Plan, in any Option Agreement or in any Restricted Stock Agreement, no Option shall be exercisable and no Restricted Stock Award shall vest prior to such stockholder approval. No further Awards may be granted under the Plan after ten years from the date the Plan is adopted by the Board. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, and all Restricted Stock Awards granted under the Plan have vested or been forfeited.

                              IV. ADMINISTRATION

   (a) Composition of Committee. The Plan shall be administered by the Board and/or a committee of, and appointed by, the Board, comprised solely of two or more outside Directors (within the meaning of the term "outside directors" as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of "Non-Employee Director" as defined in Rule 16b-3).

   (b) Powers. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees, Consultants, or Directors shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option or nonqualified Option shall be granted, and the number of shares to be subject to each Option or Restricted Stock Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company's success and such other factors as the Committee in its sole discretion shall deem relevant.

   (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

                 V. SHARES SUBJECT TO THE PLAN; AWARD LIMITS;
                                GRANT OF AWARDS

   (a) Shares Subject to the Plan and Award Limits. Subject to adjustment in the same manner as provided in Paragraph IX with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 1,500,000 shares. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award or (ii) to the extent an Award is settled in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards granted to any one individual during any calendar year may not exceed 300,000 shares of Common Stock (subject to adjustment in the same manner as provided in Paragraph IX with respect to shares of Common Stock subject to Options then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced.

   (b) Grant of Options. The Committee may from time to time grant Options to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

   (c) Grant of Restricted Stock Awards. The Committee may from time to time grant Restricted Stock Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

   (d) Stock Offered. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

                                VI. ELIGIBILITY

   Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, or any combination thereof.

                              VII. STOCK OPTIONS

   (a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant.

   (b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

   (c) Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is an employee of the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company at the time the Option is granted. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Holder's lifetime only by such Holder or the Holder's guardian or legal representative.

   (d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the excess of the Fair

Market Value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe. In the case of any such Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Holder, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan; provided, however, that the Committee may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the option price (or cancel and replace any outstanding Option Agreements with Option Agreements having a lower option price).

   (e) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph IX and to the provisions of Paragraph VII(g), such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

   (f) Stockholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

   (g) Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation or other business combination of the employing corporation with the Company or any subsidiary. Notwithstanding the provisions of Paragraph VII(e), the price at which a share of Common Stock may be purchased upon exercise of an Option granted pursuant to this Paragraph VII(g) may be less than the Fair Market Value of a share of Common Stock on the date such Option is granted.

                         VIII. RESTRICTED STOCK AWARDS

   (a) Forfeiture Restrictions To Be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance targets established by the Committee that are based on (1) the price of a share of Common Stock, (2) the Company's earnings per share, (3) the Company's market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company's sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee,
(9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, or (11) the return on stockholders' equity achieved by the Company, (ii) the Holder's continued employment with the Company or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its discretion, or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Affiliate, division, or department thereof by or in which the Holder is employed during the performance period. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

   (b) Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive declared dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

   (c) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

   (d) Committee's Discretion to Accelerate Vesting of Restricted Stock Awards. The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Holder pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among individual Holders and may vary among the Restricted Stock Awards held by any individual Holder. Notwithstanding the preceding provisions of this Subparagraph, the Committee may not take any action described in this Subparagraph with respect to a Restricted Stock Award that has been granted to a "covered employee" (within the meaning of Treasury Regulation section 1.162-27(c)(2)) if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code.

   (e) Restricted Stock Agreements. At the time any Award is made under this Paragraph VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

                    IX. RECAPITALIZATION OR REORGANIZATION

   (a) No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's or any Affiliate's capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

   (b) Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Options may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

   (c) Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Common Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Option. If (i) the Company merges with or into any entity or is a party to a consolidation, (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or
(v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than (x) ten days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of Directors or (y) thirty days after a Corporate Change of the type described in clause
(iv), the Committee, acting in its sole discretion without the consent or approval of any Holder, shall effect one or more of the following alternatives, which alternatives may vary among individual Holders and which may vary among Options held by any individual Holder: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel each such Option and pay or cause to be paid to each Holder the securities or other property (including, without limitation, cash) referred to in clause (4) below with respect to the shares subject to such Option in exchange for payment by such Holder of the exercise price(s) under such Option for such shares, (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), or (4) provide that the number and class of shares of Common Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Option. Notwithstanding the foregoing, if (A) the Company is involved in a merger or consolidation and, immediately after giving effect to such merger or consolidation, less than 50% of the total voting power of the outstanding voting stock of the surviving or resulting entity and of the parent company of the surviving or resulting entity, if any, is then "beneficially owned" (within the meaning of Rule 13d-3 under the 1934 Act) in the aggregate by the stockholders of the Company immediately prior to such merger or consolidation or (B) any person or entity, including a "group" as contemplated by section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power) other than as a result of a merger or consolidation in which 50% or more of the total voting power of the outstanding voting stock of the parent company of the surviving or resulting entity is beneficially owned in the aggregate by the stockholders of the Company immediately prior to such merger or consolidation, then, except as provided in any Award agreement, (I) outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable, and (II) any such Award that is an Option shall continue to be exercisable for the remainder of the applicable Option term unless the Committee has determined, in its sole discretion, to take the action described in clause (1) or (2) above with respect to such Option. The provisions contained in this Subparagraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Corporate Change.

   (d) Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph IX, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, the aggregate number of shares available under the Plan and the maximum number of shares that may be subject to Awards granted to any one individual shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

   (e) Stockholder Action. Any adjustment provided for in the above Subparagraphs shall be subject to any required stockholder action.

   (f) No Adjustments unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

                   X. AMENDMENT AND TERMINATION OF THE PLAN

   The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made which would impair the rights of the Holder of an Award theretofore granted without the consent of the Holder, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan or change the class of individuals eligible to receive Awards under the Plan or (b) amend or delete the final sentence of Paragraph VII(d).

                               XI. MISCELLANEOUS

   (a) No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an employee, Consultant, or Director any right to be granted an Option, a right to a Restricted Stock Award, or any other rights hereunder except as may be evidenced by an Option Agreement or a Restricted Stock Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

   (b) No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

   (c) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

   (d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, Consultant, Director, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

   (e) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

   (f) Governing Law. The Plan shall be construed in accordance with the laws of the State of Delaware.

                         SPINNAKER EXPLORATION COMPANY

             Proxy for Annual Meeting of Stockholders--May 8, 2001

    THIS PROXY IS SOLICITED ON BEHALF OF THE SPINNAKER EXPLORATION COMPANY
                              BOARD OF DIRECTORS

The undersigned hereby appoints Roger L. Jarvis, Robert M. Snell and Jeffrey C. Zaruba, and each of them, proxies for the undersigned with full power of substitution, to vote all shares of Spinnaker Exploration Company Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Spinnaker Exploration Company to be held in Houston, Texas, on Tuesday, May 8, 2001 at 10:00 a.m., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE, NO BOXES NEED TO BE CHECKED.

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

--------------------------------------------------------------------------------
                            . FOLD AND DETACH HERE .

                                                   SPINNAKER EXPLORATION COMPANY
                               PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1.  ELECTION OF DIRECTORS                            For  Withheld  For All
     1) Roger L. Jarvis, 2) Sheldon R. Erikson,      All    All     Except     Nominee Exception(s)
     3) Jeffrey A. Harris, 4) Michael E. McMahon,    [_]    [_]      [_]       --------------------
     5) Howard H. Newman, 6) Michael G. Morris                                 --------------------
     and 7) Michael E. Wiley

2.  TO APPROVE THE SPINNAKER 2001 STOCK              For  Against  Abstain
    INCENTIVE PLAN                                   [_]    [_]      [_]

3.   TO RATIFY SELECTION OF INDEPENDENT              For  Against  Abstain
     PUBLIC ACCOUNTANTS                              [_]    [_]      [_]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3



                                                                                NOTE: Please sign as name appears hereon. Joint
                                                                                owners should each sign. When signing as attorney,
                                                                                executor, administrator, trustee or guardian, please
                                                                                give full title as such.

                                                                                Signature: ______________________ Date: _________
                                                                                Signature: ______________________ Date: _________
------------------------------------------------------------------------------------------------------------------------------------
                                                     . FOLD AND DETACH HERE .